Vertical Capital Income Fund
80 Arkay Drive, Suite 110
Hauppauge, NY 11788


September 11, 2015

Resignation of Auditor Letter Regarding Sub-
Item 77K of Form N-SAR

(i) On February 19, 2015, BBD, LLP resigned as independent registered public accounting firm to Vertical Capital Income Fund (the
"Registrant").

(ii) The reports of BBD, LLP on the financial statements for the fiscal years ended
September 30, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) In connection with the audits for the two most recent fiscal periods and through February 19, 2015, there have been no disagreements between the Registrant and
BBD, LLP on any matter of accounting
principles, financial statement disclosure, or audit scope, which if not resolved to the satisfaction of BBD, LLP would have caused it to make reference to the disagreement in its report on the financial statements for such years.

(iv) During the two most recent fiscal periods and through February 19, 2015, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

(v) The Registrant has requested that BBD,
LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is or will be filed, when and if received, as Exhibit
Q1 to Sub-Item 77K.


/s/ Michael D. Cohen, President






September 9, 2015

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:
	We were previously the independent
registered public accounting firm to the Vertical Capital
Income Fund and, under the date of November 28, 2014, we reported on the statement of assets and liabilities of the Vertical Capital Income Fund, including the portfolio of investments, as of September 30, 2014, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the two-year period then ended and for the period December 30, 2011 (commencement of operations) through September 30, 2012. On February
19, 2015, we resigned. We have read Vertical Capital
Income Fund's statements included under Sub-Item 77K of its Form N-SAR, and we agree with such statements.



Sincerely,




BBD, LLP



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